Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Fourth Quarter and Full Year 2024 Results

●	Productivity gains from technology, training, and network design
●	Continued focus on cost control initiatives to mitigate headwinds from challenging freight environment
●	Significant investments to enable growth, improve service, and increase efficiencies across the network while returning over $85 million to shareholders in 2024 through both share repurchases and dividends

FORT SMITH, Arkansas, January 31, 2025 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported fourth quarter 2024 revenue of $1.0 billion, compared to $1.1 billion in fourth quarter 2023. Net income was $29.0 million, or $1.24 per diluted share, compared to $48.8 million, or $2.01 per diluted share in the prior year. On a non-GAAP basis, fourth quarter 2024 net income was $31.2 million, or $1.33 per diluted share, compared to $60.0 million, or $2.47 per diluted share in the prior year.

ArcBest’s full year 2024 revenue totaled $4.2 billion compared to $4.4 billion in 2023. Net income from continuing operations was $173.4 million, or $7.28 per diluted share, including a $67.9 million after-tax benefit from the reduction in the fair value of contingent consideration related to a 2021 acquisition, compared to net income of $142.2 million, or $5.77 per diluted share in 2023. On a non-GAAP basis, full year 2024 net income was $149.7 million, or $6.28 per diluted share, compared to net income of $194.1 million, or $7.88 per diluted share, in 2023.

“Throughout 2024, we made significant progress on controlling costs, improving productivity, and enhancing our service quality,” said Judy R. McReynolds, ArcBest Chairman and CEO. “These achievements underscore our commitment to excellent execution and are yielding tangible results. I want to extend a heartfelt thank you to our dedicated employees, whose hard work and innovation have been pivotal in reaching these milestones. Together, we are well-positioned for continued growth and success.”

Results of Operations Comparisons

Asset-Based

Fourth Quarter 2024 Versus Fourth Quarter 2023

●	Revenue of $656.2 million compared to $710.0 million, a per-day decrease of 7.6 percent
●	Total tonnage per day decrease of 7.3 percent
●	Total shipments per day decrease of 1.1 percent
●	Total billed revenue per hundredweight increase of 0.6 percent
●	Operating income of $52.3 million and an operating ratio of 92.0 percent, compared to $87.5 million and an operating ratio of 87.7 percent

The Asset-Based segment generated $35.2 million less operating income than fourth quarter 2023. Fourth quarter tonnage declines were driven by a 6.3 percent decrease in weight per shipment and a 1.1 percent decrease in daily shipments. Prolonged manufacturing sector weakness continues to negatively impact weight per shipment metrics. Productivity improvements of 2.3 percent and other cost initiatives helped mitigate the impact of the soft market environment, higher insurance costs, and higher labor cost increases related to the annual union contract rate increase, which went into effect during the third quarter of 2024.

Contract renewals and deferred pricing agreements saw an average increase of 4.5% during the quarter. Price improvements were offset by declining fuel costs. Excluding fuel surcharges, revenue per hundredweight increased in the mid-single digits, year-over-year. Overall, LTL industry pricing remains rational.

Compared sequentially to the third quarter of 2024, fourth quarter 2024 revenue per day decreased 4.5 percent. Weight per shipment improved 0.6 percent and shipments per day declined by 2.6 percent, resulting in a 2.1 percent decrease in tonnage per day. Billed revenue per hundredweight was 2.9 percent lower, impacted by the increase in weight per shipment, reduced fuel prices, and the increase of project-related business. Lower tonnage, offset in part by cost savings, resulted in the operating ratio increase of 100 basis points sequentially, which was on the lower end of the historical seasonality range of a 100 to 200 basis point increase.

Asset-Light

Fourth Quarter 2024 Versus Fourth Quarter 2023

●	Revenue of $375.4 million compared to $413.4 million, a per-day decrease of 9.2 percent
●	Operating loss of $1.6 million, compared to operating loss of $7.7 million
●	On a non-GAAP basis, operating loss of $5.9 million compared to operating loss of $1.3 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of negative $4.2 million compared to $0.7 million

Compared to the fourth quarter of 2023, Asset-Light revenues were impacted by lower revenue per shipment associated with the soft rate environment and a higher mix of managed transportation business, which has smaller shipment sizes and lower revenue per shipment metrics. Shipments per day were lower by 2.1 percent. The segment continues to benefit from productivity initiatives, as shipments per employee per day improved 20.8 percent, on a year-over-year basis, but the soft freight environment and excess truckload capacity continue to impact results.

Compared sequentially to third quarter 2024, fourth quarter 2024 shipments per day were down 1.4 percent, yet daily revenue was up by 0.6 percent as revenue per shipment increased 2.0 percent. Shipments per employee per day, improved by 5.8 percent, but purchased transportation costs as a percentage of revenue, increased and compressed margins. The $2.0 million sequential increase in non-GAAP operating loss was due primarily to the current truckload brokerage pricing environment.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2024 Versus Full Year 2023

●	Revenue of $2.8 billion, compared to $2.9 billion, a per-day decrease of 4.6 percent
●	Tonnage per day decrease of 14.3 percent
●	Shipments per day decrease of 3.3 percent
●	Total billed revenue per hundredweight increase of 11.7 percent
●	Operating income of $242.6 million and an operating ratio of 91.2 percent, compared to $253.2 million and an operating ratio of 91.2 percent
●	On a non-GAAP basis, operating income of $242.6 million and an operating ratio of 91.2 percent, compared to $275.5 million and an operating ratio of 90.4 percent

Asset-Light

Full Year 2024 Versus Full Year 2023

●	Revenue of $1.6 billion compared to $1.7 billion, a per-day decrease of 8.0 percent
●	Operating income of $58.4 million, including the $90.3 million pre-tax change in the fair value of contingent earnout consideration related to an earnout, compared to operating loss of $12.3 million
●	On a non-GAAP basis, operating loss of $17.1 million compared to operating income of $5.3 million
●	Adjusted EBITDA of negative $9.8 million compared to $12.9 million

Capital Expenditures

In 2024, total net capital expenditures, including equipment financed, were $288 million. This included $160 million of revenue equipment and $85 million in real estate, the majority of which was for ArcBest’s Asset-Based operation. Depreciation and amortization costs on property, plant and equipment were $136 million in 2024.

Share Repurchase and Quarterly Dividend Programs

ArcBest returned over $85 million to shareholders in 2024 through both share repurchases and dividends, while making significant organic capital investments in the business. As of January 29, 2025, ArcBest had $48.7 million of repurchase authorization remaining under the current stock repurchase program. Management plans to continue acting opportunistically on repurchases based on share price, balanced against prioritizing organic capital investments while maintaining reasonable leverage levels.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Friday, January 31, 2025 at 9:30 a.m. EST (8:30 a.m. CST). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on January 31, 2025, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on February 14, 2025. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 7688695. The conference call and playback can also be accessed through February 14, 2025 on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,001,645	$1,089,535	$4,179,019	$4,427,443

OPERATING EXPENSES	963,484	1,025,282	3,934,585	4,254,824

OPERATING INCOME	38,161	64,253	244,434	172,619

OTHER INCOME (COSTS)
Interest and dividend income	1,932	4,124	11,618	14,728
Interest and other related financing costs	(2,393)	(2,326)	(8,980)	(9,094)
Other, net	(240)	1,755	(28,358)	8,662
	(701)	3,553	(25,720)	14,296

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	37,460	67,806	218,714	186,915

INCOME TAX PROVISION	8,425	19,016	45,353	44,751

NET INCOME FROM CONTINUING OPERATIONS	29,035	48,790	173,361	142,164

INCOME FROM DISCONTINUED OPERATIONS, net of tax(1)	—	—	600	53,269

NET INCOME	$29,035	$48,790	$173,961	$195,433

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.24	$2.06	$7.36	$5.92
Discontinued operations(1)	—	—	0.03	2.22
	$1.24	$2.06	$7.39	$8.14

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$1.24	$2.01	$7.28	$5.77
Discontinued operations(1)	—	—	0.03	2.16
	$1.24	$2.01	$7.30	$7.93

AVERAGE COMMON SHARES OUTSTANDING
Basic	23,410,038	23,713,434	23,553,410	24,018,801
Diluted	23,491,715	24,248,584	23,820,175	24,634,617

1)	Represents the discontinued operations of FleetNet America® (“FleetNet”), which sold on February 28, 2023. The year ended December 31, 2024 represents adjustments related to the prior year gain on sale of FleetNet. The year ended December 31, 2023 includes the net gain on sale of FleetNet of $52.3 million after-tax, or $2.18 basic earnings per share and $2.12 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2024	2023
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,444	$262,226
Short-term investments	29,759	67,842
Accounts receivable, less allowances (2024 - $8,257; 2023 - $10,346)	394,838	430,122
Other accounts receivable, less allowances (2024 - $648; 2023 - $731)	36,055	52,124
Prepaid expenses	47,860	37,034
Prepaid and refundable income taxes	28,641	24,319
Other	11,045	11,116
TOTAL CURRENT ASSETS	675,642	884,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	520,119	460,068
Revenue equipment	1,166,161	1,126,055
Service, office, and other equipment	351,907	319,466
Software	182,396	173,354
Leasehold improvements	32,263	24,429
	2,252,846	2,103,372
Less allowances for depreciation and amortization	1,186,800	1,188,548
PROPERTY, PLANT AND EQUIPMENT, net	1,066,046	914,824

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	88,615	101,150
OPERATING RIGHT-OF-USE ASSETS	192,753	169,999
DEFERRED INCOME TAXES	9,536	8,140
OTHER LONG-TERM ASSETS	92,386	101,445
TOTAL ASSETS	$2,429,731	$2,485,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$172,763	$214,004
Income taxes payable	—	10,410
Accrued expenses	394,880	378,029
Current portion of long-term debt	63,978	66,948
Current portion of operating lease liabilities	34,364	32,172
TOTAL CURRENT LIABILITIES	665,985	701,563

LONG-TERM DEBT, less current portion	125,156	161,990
OPERATING LEASE LIABILITIES, less current portion	189,978	176,621
POSTRETIREMENT LIABILITIES, less current portion	13,361	13,319
CONTINGENT CONSIDERATION	2,650	92,900
DEFERRED INCOME TAXES	78,649	55,785
OTHER LONG-TERM LIABILITIES	39,590	40,553

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2024: 30,401,768 shares; 2023: 30,024,125 shares	304	300
Additional paid-in capital	329,575	340,961
Retained earnings	1,435,250	1,272,584
Treasury stock, at cost, 2024: 7,114,844 shares; 2023: 6,460,137 shares	(451,039)	(375,806)
Accumulated other comprehensive income	272	4,324
TOTAL STOCKHOLDERS’ EQUITY	1,314,362	1,242,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,429,731	$2,485,094

Note: The balance sheet at December 31, 2023 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2024	2023

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$173,961	$195,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,265	132,900
Amortization of intangibles	12,822	12,829
Share-based compensation expense	11,355	11,438
Provision for losses on accounts receivable	4,834	3,630
Change in deferred income taxes	22,437	(5,566)
(Gain) loss on sale of property and equipment	(2,176)	4,797
Pre-tax gain on sale of discontinued operations	(806)	(70,201)
Asset impairment charges	1,700	30,162
Change in fair value of contingent consideration	(90,250)	(19,100)
Change in fair value of equity investment	28,739	(3,739)
Changes in operating assets and liabilities:
Receivables	45,499	41,189
Prepaid expenses	(11,214)	2,563
Other assets	(4,120)	3,830
Income taxes	(14,956)	(10,657)
Operating right-of-use assets and lease liabilities, net	(7,205)	2,920
Accounts payable, accrued expenses, and other liabilities	(21,039)	(10,261)
NET CASH PROVIDED BY OPERATING ACTIVITIES	285,846	322,167

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(223,103)	(219,021)
Proceeds from sale of property and equipment	15,373	7,763
Proceeds from sale of discontinued operations	—	100,949
Purchases of short-term investments	(29,236)	(96,537)
Proceeds from sale of short-term investments	66,584	198,120
Capitalization of internally developed software	(16,897)	(12,977)
NET CASH USED IN INVESTING ACTIVITIES	(187,279)	(21,703)

FINANCING ACTIVITIES
Payments on long-term debt	(120,518)	(69,180)
Net change in book overdrafts	(3,504)	(14,101)
Deferred financing costs	(62)	55
Payment of common stock dividends	(11,295)	(11,542)
Purchases of treasury stock	(75,233)	(91,531)
Payments for tax withheld on share-based compensation	(22,737)	(10,311)
NET CASH USED IN FINANCING ACTIVITIES	(233,349)	(196,610)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(134,782)	103,854
Cash and cash equivalents of continuing operations at beginning of period	262,226	158,264
Cash and cash equivalents of discontinued operations at beginning of period	—	108
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$127,444	$262,226

NONCASH INVESTING ACTIVITIES
Equipment financed	$80,714	$33,495
Accruals for equipment received	$463	$1,727
Lease liabilities arising from obtaining right-of-use assets	$49,452	$62,425

Note: The statements of cash flows for the year ended December 31, 2024 and 2023 include cash flows from continuing operations and cash flows from discontinued operations of FleetNet, which sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2024		2023		2024		2023

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$656,220		$709,986		$2,750,134		$2,871,004
Asset-Light	375,432		413,425		1,552,936		1,680,645
Other and eliminations	(30,007)		(33,876)		(124,051)		(124,206)
Total consolidated revenues from continuing operations	$1,001,645		$1,089,535		$4,179,019		$4,427,443

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$331,345	50.5%	$342,031	48.2%	$1,387,491	50.5%	$1,379,756	48.1%
Fuel, supplies, and expenses	73,374	11.2	84,677	11.9	316,526	11.5	361,355	12.6
Operating taxes and licenses	13,432	2.0	13,980	2.0	54,056	2.0	55,918	1.9
Insurance	21,345	3.3	12,209	1.7	72,610	2.6	52,025	1.8
Communications and utilities	5,332	0.8	4,702	0.6	19,336	0.7	19,288	0.7
Depreciation and amortization	29,401	4.5	27,444	3.9	110,021	4.0	104,165	3.6
Rents and purchased transportation	64,726	9.8	66,676	9.4	274,312	10.0	338,575	11.8
Shared services	63,560	9.7	69,468	9.8	270,182	9.8	279,248	9.7
(Gain) loss on sale of property and equipment and asset impairment charges(1)	827	0.1	77	—	(803)	—	982	—
Innovative technology costs(2)	—	—	—	—	—	—	21,711	0.8
Other	543	0.1	1,189	0.2	3,800	0.1	4,829	0.2
Total Asset-Based	603,885	92.0%	622,453	87.7%	2,507,531	91.2%	2,617,852	91.2%

Asset-Light
Purchased transportation	$325,307	86.6%	$357,122	86.4%	$1,339,783	86.3%	$1,435,604	85.4%
Salaries, wages, and benefits(3)	27,493	7.3	30,395	7.4	118,983	7.7	129,083	7.7
Supplies and expenses	1,953	0.5	2,934	0.7	10,232	0.6	12,094	0.7
Depreciation and amortization(4)	4,908	1.3	5,120	1.2	20,062	1.3	20,370	1.2
Shared services(3)	17,228	4.6	16,076	3.9	68,346	4.4	65,308	3.9
Contingent consideration(5)	(9,510)	(2.5)	(6,300)	(1.5)	(90,250)	(5.8)	(19,100)	(1.1)
Asset impairment charges(6)	1,700	0.5	—	—	1,700	0.1	14,407	0.9
Legal settlement(7)	274	0.1	9,500	2.3	274	—	9,500	0.6
Other(3)	7,658	2.0	6,234	1.5	25,362	1.6	25,650	1.4
Total Asset-Light	377,011	100.4%	421,081	101.9%	1,494,492	96.2%	1,692,916	100.7%

Other and eliminations(8)	(17,412)		(18,252)		(67,438)		(55,944)
Total consolidated operating expenses from continuing operations	$963,484	96.2%	$1,025,282	94.1%	$3,934,585	94.2%	$4,254,824	96.1%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$52,335		$87,533		$242,603		$253,152
Asset-Light	(1,579)		(7,656)		58,444		(12,271)
Other and eliminations(8)	(12,595)		(15,624)		(56,613)		(68,262)
Total consolidated operating income from continuing operations	$38,161		$64,253		$244,434		$172,619

1)	The year ended December 31, 2023 include $0.7 million of noncash lease-related impairment charges for a service center.
2)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
3)	For the 2023 periods, certain expenses have been reclassed to conform to the current year presentation, including amounts previously reported in “Shared services” that were reclassed to present “Salaries, wages, and benefits” expenses in a separate line item.
4)	Includes amortization of intangibles associated with acquired businesses.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025, including catch-up provisions.
6)	The 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light’s operations. The 2023 period represents noncash lease-related impairment charges for certain office spaces that were made available for sublease.
7)	Represents settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act, which were paid during first quarter 2025.
8)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations. The 2023 period also includes $15.1 million of noncash lease-related impairment charges for a freight handling pilot facility.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$38,161	$64,253	$244,434	$172,619
Innovative technology costs, pre-tax(1)	7,560	11,005	34,081	52,363
Purchase accounting amortization, pre-tax(2)	3,192	3,192	12,768	12,768
Change in fair value of contingent consideration, pre-tax(3)	(9,510)	(6,300)	(90,250)	(19,100)
Asset impairment charges, pre-tax(4)	1,700	—	1,700	30,162
Legal settlement, pre-tax(5)	274	9,500	274	9,500
Non-GAAP amounts	$41,377	$81,650	$203,007	$258,312

Net Income from Continuing Operations
Amounts on GAAP basis	$29,035	$48,790	$173,361	$142,164
Innovative technology costs, after-tax (includes related financing costs)(1)	5,780	8,364	26,111	39,680
Purchase accounting amortization, after-tax(2)	2,401	2,399	9,603	9,593
Change in fair value of contingent consideration, after-tax(3)	(7,152)	(4,733)	(67,875)	(14,350)
Asset impairment charges, after-tax(4)	1,278	—	1,278	22,571
Legal settlement, after-tax(5)	206	7,137	206	7,137
Change in fair value of equity investment, after-tax(6)	—	—	21,603	(2,786)
Life insurance proceeds and changes in cash surrender value	(311)	(1,787)	(3,317)	(4,581)
Tax benefit from vested RSUs(7)	(38)	(187)	(11,311)	(5,290)
Non-GAAP amounts	$31,199	$59,983	$149,659	$194,138

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$1.24	$2.01	$7.28	$5.77
Innovative technology costs, after-tax (includes related financing costs)(1)	0.25	0.34	1.10	1.61
Purchase accounting amortization, after-tax(2)	0.10	0.10	0.40	0.39
Change in fair value of contingent consideration, after-tax(3)	(0.30)	(0.20)	(2.85)	(0.58)
Asset impairment charges, after-tax(4)	0.05	—	0.05	0.92
Legal settlement, after-tax(5)	0.01	0.29	0.01	0.29
Change in fair value of equity investment, after-tax(6)	—	—	0.91	(0.11)
Life insurance proceeds and changes in cash surrender value	(0.01)	(0.07)	(0.14)	(0.19)
Tax benefit from vested RSUs(7)	—	(0.01)	(0.47)	(0.21)
Non-GAAP amounts(8)	$1.33	$2.47	$6.28	$7.88

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2024		2023		2024		2023

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$52,335	92.0%	$87,533	87.7%	$242,603	91.2%	$253,152	91.2%
Innovative technology costs, pre-tax(9)	—	—	—	—	—	—	21,711	(0.8)
Asset impairment charges, pre-tax(4)	—	—	—	—	—	—	684	—
Non-GAAP amounts(8)	$52,335	92.0%	$87,533	87.7%	$242,603	91.2%	$275,547	90.4%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(1,579)	100.4%	$(7,656)	101.9%	$58,444	96.2%	$(12,271)	100.7%
Purchase accounting amortization, pre-tax(2)	3,192	(0.9)	3,192	(0.8)	12,768	(0.8)	12,768	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	(9,510)	2.5	(6,300)	1.5	(90,250)	5.8	(19,100)	1.1
Asset impairment charges, pre-tax(4)	1,700	(0.5)	—	—	1,700	(0.1)	14,407	(0.9)
Legal settlement, pre-tax(5)	274	(0.1)	9,500	(2.3)	274	—	9,500	(0.6)
Non-GAAP amounts(8)	$(5,923)	101.6%	$(1,264)	100.3%	$(17,064)	101.1%	$5,304	99.7%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(12,595)		$(15,624)		$(56,613)		$(68,262)
Innovative technology costs, pre-tax(1)	7,560		11,005		34,081		30,652
Asset impairment charges, pre-tax(4)	—		—		—		15,071
Non-GAAP amounts	$(5,035)		$(4,619)		$(22,532)		$(22,539)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$38,161	$(701)	$37,460	$8,425	$29,035	22.5%
Innovative technology costs(1)	7,560	126	7,686	1,906	5,780	24.8
Purchase accounting amortization(2)	3,192	—	3,192	791	2,401	24.8
Change in fair value of contingent consideration(3)	(9,510)	—	(9,510)	(2,358)	(7,152)	(24.8)
Asset impairment charges(4)	1,700	—	1,700	422	1,278	24.8
Legal settlement(5)	274	—	274	68	206	24.8
Life insurance proceeds and changes in cash surrender value	—	(311)	(311)	—	(311)	—
Tax benefit from vested RSUs(7)	—	—	—	38	(38)	—
Non-GAAP amounts	$41,377	$(886)	$40,491	$9,292	$31,199	22.9%

	Year Ended December 31, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$244,434	$(25,720)	$218,714	$45,353	$173,361	20.7%
Innovative technology costs(1)	34,081	637	34,718	8,607	26,111	24.8
Purchase accounting amortization(2)	12,768	—	12,768	3,165	9,603	24.8
Change in fair value of contingent consideration(3)	(90,250)	—	(90,250)	(22,375)	(67,875)	(24.8)
Asset impairment charges(4)	1,700	—	1,700	422	1,278	24.8
Legal settlement(5)	274	—	274	68	206	24.8
Change in fair value of equity investment(6)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(3,317)	(3,317)	—	(3,317)	—
Tax benefit from vested RSUs(7)	—	—	—	11,311	(11,311)	—
Non-GAAP amounts	$203,007	$339	$203,346	$53,687	$149,659	26.4%

	Three Months Ended December 31, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$64,253	$3,553	$67,806	$19,016	$48,790	28.0%
Innovative technology costs(1)	11,005	211	11,216	2,852	8,364	25.4
Purchase accounting amortization(2)	3,192	—	3,192	793	2,399	24.9
Change in fair value of contingent consideration(3)	(6,300)	—	(6,300)	(1,567)	(4,733)	(24.9)
Legal settlement(5)	9,500	—	9,500	2,363	7,137	24.9
Life insurance proceeds and changes in cash surrender value	—	(1,787)	(1,787)	—	(1,787)	—
Tax benefit from vested RSUs(7)	—	—	—	187	(187)	—
Non-GAAP amounts	$81,650	$1,977	$83,627	$23,644	$59,983	28.3%

	Year Ended December 31, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$172,619	$14,296	$186,915	$44,751	$142,164	23.9%
Innovative technology costs(1)	52,363	937	53,300	13,620	39,680	25.6
Purchase accounting amortization(2)	12,768	—	12,768	3,175	9,593	24.9
Change in fair value of contingent consideration(3)	(19,100)	—	(19,100)	(4,750)	(14,350)	(24.9)
Asset impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Legal settlement(5)	9,500	—	9,500	2,363	7,137	24.9
Change in fair value of equity investment(6)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(4,581)	(4,581)	—	(4,581)	—
Tax benefit from vested RSUs(7)	—	—	—	5,290	(5,290)	—
Non-GAAP amounts	$258,312	$6,913	$265,225	$71,087	$194,138	26.8%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair values of contingent consideration and equity investment, and asset impairment charges, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$29,035	$48,790	$173,361	$142,164
Interest and other related financing costs	2,393	2,326	8,980	9,094
Income tax provision	8,425	19,016	45,353	44,751
Depreciation and amortization(11)	39,367	37,387	149,087	145,349
Amortization of share-based compensation	2,315	2,848	11,355	11,385
Change in fair value of contingent consideration(3)	(9,510)	(6,300)	(90,250)	(19,100)
Asset impairment charges(4)	1,700	—	1,700	30,162
Legal settlement(5)	274	9,500	274	9,500
Change in fair value of equity investment(6)	—	—	28,739	(3,739)
Consolidated Adjusted EBITDA from Continuing Operations	$73,999	$113,567	$328,599	$369,566

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$(1,579)	$(7,656)	$58,444	$(12,271)
Depreciation and amortization(11)	4,908	5,120	20,062	20,370
Change in fair value of contingent consideration(3)	(9,510)	(6,300)	(90,250)	(19,100)
Asset impairment charges(4)	1,700	—	1,700	14,407
Legal settlement(5)	274	9,500	274	9,500
Asset-Light Adjusted EBITDA	$(4,207)	$664	$(9,770)	$12,906

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation. The 2023 period also includes costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table. As of December 31, 2024, the decrease in fair value reflects the reduction in payout assumptions projected for the earnout in 2025, due to the continued soft truckload environment and the latest industry expectations for a truckload market recovery being pushed further into 2025 than previously estimated.
4)	The 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light’s operations. The 2023 period represents noncash lease-related impairment charges for a freight handling pilot facility reported in “Other”, an Asset-Based service center, and Asset-Light office spaces that were made available for sublease.
5)	Represents settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act, which were paid during first quarter 2025.
6)	For the year ended December 31, 2024, represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024. For the year ended December 31, 2023, represents the increase in fair value of an investment in Phantom Auto based on observable price changes during second quarter 2023.
7)	Represents recognition of the tax impact for the vesting of share-based compensation.
8)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
9)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
10)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
11)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2024	2023	% Change	2024	2023	% Change

	(Unaudited)
Asset-Based

Workdays	61.5	61.5		252.5	251.5

Billed Revenue(1) / CWT	$49.27	$48.98	0.6%	$49.68	$44.46	11.7%

Billed Revenue(1) / Shipment	$538.20	$570.64	(5.7%)	$548.81	$554.53	(1.0%)

Tonnage / Day	10,758	11,602	(7.3%)	10,968	12,803	(14.3%)

Shipments / Day	19,698	19,915	(1.1%)	19,856	20,529	(3.3%)

Shipments / DSY hour	0.441	0.431	2.3%	0.444	0.425	4.5%

Weight / Shipment	1,092	1,165	(6.3%)	1,105	1,247	(11.4%)

Average Length of Haul (Miles)	1,116	1,078	3.5%	1,126	1,092	3.1%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2024	December 31, 2024
	(Unaudited)
Asset-Light

Revenue / Shipment	(7.2%)	(12.8%)

Shipments / Day	(2.1%)	5.5%

Shipments / Employee / Day	20.8%	24.2%

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